Exhibit 10.1

AMENDMENT TO

MANAGEMENT STOCKHOLDER’S AGREEMENT

AND

SALE PARTICIPATION AGREEMENT

AMENDMENT to (i) that certain Management Stockholder’s Agreement (as amended or supplemented from time to time) by and among Nielsen Holdings N.V. (f/k/a Valcon Acquisition Holding B.V.) a public company with limited liability incorporated under the laws of The Netherlands (the “Company”), Valcon Acquisition Holding (Luxembourg) S.à.r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) and the undersigned Management Stockholder (such agreement, the “Management Stockholder’s Agreement”) and (ii) that certain Sale Participation Agreement (as amended or supplemented from time to time) between Luxco and the undersigned Management Stockholder (such agreement, the “Sale Participation Agreement” and, together with the Management Stockholder’s Agreement, the “Agreements”). All capitalized terms used in this Amendment but not defined herein shall have the meaning ascribed to such terms under the Agreements.

WHEREAS, it is intended that the undersigned Management Stockholder shall be released from the transfer restrictions on the Stock held by the Management Stockholder as set forth in Section 3(a) of the Management Stockholder’s Agreement under certain circumstances;

WHEREAS, in connection with the release of the transfer restrictions on the Stock held by the Management Stockholder as set forth in Section 3(a) of the Management Stockholder’s Agreement, it is intended that the registration rights and the tag-along rights of the Management Stockholder contained in the Agreements shall be terminated;

WHEREAS, Section 15 of the Management Stockholder’s Agreement provides that the Management Stockholder’s Agreement may be amended by a written instrument signed by the parties thereto;

WHEREAS, Section 9 of the Sale Participation Agreement provides that the Sale Participation Agreement may be amended with the written consent of the parties thereto;

WHEREAS, the Company, Luxco and the Management Stockholder have agreed to amend the Agreements as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, the parties hereto hereby agree as follows:

1.	Amendment to Management Stockholder’s Agreement.

(a)	Section 2(d) and Section 7 of the Management Stockholder’s Agreement shall no longer be applicable with respect to the Stock held by the Management Stockholder.

(b)	Section 3(a) of the Management Stockholder’s Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“The Management Stockholder agrees that he will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock, at the time of exercise, the Common Stock issuable upon exercise of the Options or any restricted stock units (“Option Stock”) and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities (collectively referred to as “Stock”) at any time from and after the Effective Date; provided, however, that the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by clauses (x), (y) and (z) of Section 2(a) hereof; or (ii) transfers permitted by Section 3(c) hereof.”

(c)	Section 3(b) of the Management Stockholder’s Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Notwithstanding anything in this Agreement to the contrary, if the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated (i) as a result of the death or Permanent Disability of the Management Stockholder or without Cause by the Company, or by the Management Stockholder with Good Reason, the Management Stockholder may transfer, without limitation under this Agreement (but subject to any applicable securities laws), all or any portion of the Stock then held by the Management Stockholder or (ii) by the Management Stockholder without Good Reason, the Management Stockholder may transfer, without limitation under this Agreement (but subject to any applicable securities laws), up to 50% of the shares of Stock received by the Management Stockholder at or subsequent to such time through the exercise of Options, solely for the purpose of satisfying the Management Stockholder’s withholding tax liability relating to such Option exercise.”

(d)	Section 3(c) of the Management Stockholder’s Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Notwithstanding anything in this Agreement to the contrary, the transfer restrictions set forth in subsection (a) of this Section 3 shall not apply (i) as of the date upon which the Investors complete a sale of shares of common stock of the Company held by them either through a registered public offering or by a sale to a third party, such third party not being an Investor at the time of such sale (the “Secondary Sale Date”), to thirty-three and one-third percent (33 1/3%) of shares of Stock held by the Management Stockholder as of the Secondary Sale Date; (ii) as of the date which is five (5) months after the Secondary Sale Date, to an additional thirty-three and one-third percent (33 1/3%) of shares of Stock held by the Management Stockholder; and (iii) as of January 1, 2013, to all shares of Stock held by the Management Stockholder regardless of whether a sale by the Investors of shares of the common stock of the Company held by them has occurred (each such date referred to in subsections (i), (ii), and (iii) above, a “Release Date”). For purposes of Section 3(c)(i) and 3(c)(ii), “Stock” shall include only Purchased Stock and shares issued or issuable in respect of (1) vested restricted stock units and (2) vested Options. Notwithstanding the foregoing, as restricted stock units and Options vest, the transfer restrictions relating to such shares shall apply as if such shares had vested prior to the immediately preceding Release Date.”

(e)	Section 5(b) of the Management Stockholder’s Agreement is hereby amended by adding the following new definitions:

“Release Date” shall have the meaning set forth in Section 3(c) hereof.

“Secondary Sale Date” shall have the meaning set forth in Section 3(c) hereof.

2.	Amendment to Sale Participation Agreement. Section 1, Section 2, Section 3, Section 4 and Section 5 of the Sale Participation Agreement shall no longer be applicable.

3.	Governing Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Amendment, except to the extent that the issue or transfer of Stock shall be subject to mandatory provisions of the laws of The Netherlands.

4.	No Other Amendments. Except to the extent expressly amended by this Amendment, all terms of the Agreements shall remain in full force and effect without amendment, change or modification.

5.	Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the following have executed this Amendment as of this      day of                     , 2011.

NIELSEN HOLDINGS N.V.

By:
Name:
Title:

VALCON ACQUISITION HOLDING (LUXEMBOURG) S.À.R.L.

By:		BY:
	Name:		Name:
	Title:		Title:

MANAGEMENT STOCKHOLDER

Name: